Exhibit 10.20
Prepared as of February 1, 2010

LOAN MODIFICATION OR RENEWAL AGREEMENT

Note No. 8126863

Date of this Modification/ Renewal: February 13, 2010	Original Note Date: February 13, 2009
Original Note Amount: $2,500,000.00	Principal Balance as of this Date: $0.00

Name (s) of Borrower (s):	Digital Ally, Inc.

Address of Borrower (s):	7311 W. 130th Street, Ste 170
Overland Park, KS 66213

The foregoing Note, which is payable by the Borrower (s) to ENTERPRISE BANK & TRUST (the “Bank”) is hereby modified or renewed effective as of the date of this Agreement on the following terms:
N/A

This Note shall mature, and all outstanding and unpaid principal and accrued interest shall be due and payable without further notice or demand on April 13, 2010.

Except as specifically modified hereby, all of the terms of the Note shall remain in full force and effect.  Borrower confirms, ratifies and reaffirms all obligations of any nature whatsoever to Bank arising under or evidenced by the Note and all obligations and agreements set forth in all credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents executed in connection with the Note (collectively, the "Related Documents"), as such obligations are renewed and modified hereby. Borrower further represents and warrants to Bank that the obligation of Borrower to repay the Note, together with all interest thereon, and to perform the obligations and agreements set forth in the Related Documents is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to the payment, performance or enforceability of the Note and the Related Documents.  This is a renewal and / or modification of the Note and not a replacement or novation of the Note.  If for any reason this Agreement is invalid, the Note shall be enforceable according to the original terms as heretofore amended.  Any term of the Note that is inconsistent with any modification contained herein shall be deemed to be modified to be consistent with the modifications contained in this Agreement.  If there is any loan agreement, security agreement, pledge agreement or any other document or collateral instrument that applies to the Note, all such documents are amended hereby to conform to the terms of this Agreement.

ENTERPRISE BANK & TRUST		DIGITAL ALLY, INC.

BY:		BY:
	Taylor D. Miller		Stanton E. Ross
	Sr. Vice President		Chairman and CEO